UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 9, 2007

EDUCATION MANAGEMENT LLC

(Exact name of registrant as specified in its charter)

Delaware	333-137605	20-4506022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue
Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (412) 562-0900

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 9, 2007, Education Management Corporation (the “Parent”) entered into Amendment No. 1 to the Education Management Corporation 2006 Stock Option Plan (the “Plan”). The amendment increases the number of shares of the Parent’s common stock (“Common Stock”) available to grant stock options under the Plan to 1,620,171. A copy of Amendment No. 1 to the Plan is attached as Exhibit 10.01 to this Form 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On March 9, 2007, the Parent entered into a Performance Vested Stock Option Agreement and a Time Vested Stock Option Agreement with Todd S. Nelson, President and Chief Executive Officer of the Parent and Education Management LLC. Mr. Nelson may purchase up to 282,102 shares of Common Stock under the terms of the Performance Vested Stock Option Agreement and 282,101 shares of Common Stock under the terms of the Time Vested Stock Option Agreement. The exercise price for both agreements is $55.00 per share. The Performance Vested Stock Option Agreement and Time Vested Stock Option Agreement are attached as Exhibits 10.02 and 10.03, respectively, to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

a)	Not Applicable

b)	Not Applicable

c)	Exhibits. The following exhibit is included with this report:

Exhibit No.	Description
10.01	Amendment No. 1 to Education Management Corporation 2006 Stock Option Plan.

10.02	Performance Vested Stock Option Agreement between Education Management Corporation and Todd S. Nelson.

10.03	Time Vested Vested Stock Option Agreement between Education Management Corporation and Todd S. Nelson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2007	EDUCATION MANAGEMENT LLC

	By:	/s/ Edward H. West
Edward H. West
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.01	Amendment No. 1 to Education Management Corporation 2006 Stock Option Plan.

10.02	Performance Vested Stock Option Agreement between Education Management Corporation and Todd S. Nelson.

10.03	Time Vested Vested Stock Option Agreement between Education Management Corporation and Todd S. Nelson.